UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.           )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Braemar Hotels and Resorts Inc.
(Name of Registrant as Specified in its Charter)

Blackwells Capital LLC

Blackwells Onshore I LLC
Jason Aintabi
Michael Cricenti
Jennifer M. Hill

Betsy L. McCoy

Steven J. Pully
(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On or around April 9, 2024, Blackwells Capital LLC (“Blackwells”) issued a presentation regarding the management fees paid by Braemar Hotels and Resorts Inc. (the “Corporation”) to its advisor, Ashford Hospitality Advisors, LLC, a subsidiary of Ashford Inc. A copy of the presentation is attached hereto as Exhibit 1.

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy and Steven J. Pully (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Corporation for the 2024 Annual Meeting. On April 3, 2024, the Participants filed with the Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying WHITE proxy card in connection with their solicitation of proxies from the stockholders of the Corporation.

All stockholders of the Corporation are advised to read the definitive proxy statement, the accompanying WHITE UNIVERSAL proxy card and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants and their direct or indirect interests in the Corporation, by security holdings or otherwise.

The definitive proxy statement and an accompanying WHITE universal proxy card will be furnished to some or all of the Corporation’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

Exhibit 1

BW BLACKWELLS CAPITAL

BRAEMAR SHAREHOLDERS ARE BEING BURNED, WHILE ASHFORD INC. ENJOYS (THE) SHADE

DISCLAIMER

The views expressed in this presentation (the "Presentation") represent the opinions of Blackwells Capital LLC and/or certain of its affiliates ("Blackwells") and the investment funds it manages that hold shares in Braemar Hotels & Resorts Inc. (the "Company", "Braemar" or "BHR"). The Presentation is for informational purposes only, and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation and should not be taken as advice on the merits of any investment decision. The views expressed in the Presentation represent the opinions of Blackwells and are based on publicly available information with respect to the Company and from other third-party reports. Blackwells recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Blackwells' conclusions. Blackwells reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. The information contained herein is current only as of the date of this Presentation. Blackwells disclaims any obligation to update the information or opinions contained herein.

Certain financial projections and statements made herein have been derived or obtained from filings made with the U.S. Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third-party reports. Neither Blackwells nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any SEC or other regulatory filing or third-party report. Select figures included in this Presentation have not been calculated using generally accepted accounting principles ("GAAP") and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected within such materials will be realized.

This Presentation does not recommend the purchase or sale of any security, and should not be construed as legal, tax, investment or financial advice, and the information contained herein should not be taken as advice on the merits of any investment decision.

The information contained in this Presentation is provided merely as information, and this Presentation is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. Funds, investment vehicles, and accounts managed by Blackwells currently beneficially own shares of common stock, par value $0.01 per share, of the Company ("Shares"). These funds, investment vehicles, and accounts are in the business of trading – buying and selling – securities and intend to continue trading in the securities of the Company. You should assume such funds, investment vehicles, and accounts will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional Shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such Shares, regardless of the views expressed in this Presentation. Blackwells reserves the right to take any actions with respect to investments in the Company as it may deem appropriate, including, but not limited to, communicating with the Company's management, the Company's board of directors, other investors and shareholders, stakeholders, industry participants, and/or interested or relevant parties about the Company or seeking representation on the Company's board of directors, and to change its intentions with respect to its investments in the Company at any time and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Although Blackwells believes the statements made in this Presentation are substantially accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, Blackwells makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and each of Blackwells, the other Participants (as defined below) and their respective affiliates expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

This Presentation contains forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "could," "intend," "project," "will," "may," "would," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements.

The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which entail risks and uncertainties and are beyond the control of Blackwells.

Though this Presentation may contain projections, nothing in this Presentation is, or is intended to be, a prediction of the future trading price or market value of securities of the Company. Accordingly, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Blackwells herein are based on assumptions that Blackwells believes to be reasonable as of the date of the Presentation, but there can be no assurance or guarantee that (i) any of the proposed actions set forth in this Presentation will be completed, (ii) the actual results or performance of the Company will not differ, and such differences may be material, or (iii) any of the assumptions provided in this Presentation are accurate.

There can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate, and therefore actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Blackwells will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Blackwells has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Blackwells does not endorse third-party estimates or research which are used in this Presentation, and such use is solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results.

This Presentation may contain citations or links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media, unless specifically noted otherwise, do not necessarily represent the opinions of Blackwells.

All registered or unregistered service marks, trademarks and trade names referred to in this Presentation are the property of their respective owners, and Blackwells' use herein does not imply an affiliation with or endorsement by, the owners of these service marks, trademarks and trade names. Some of the materials in this Presentation are copyrighted by Blackwells and portions are copyrighted by others and are used with their permission.

The Company's board of directors has purported to reject as invalid Blackwells' nominations to elect each of Blackwells' nominees and determined that our notice is purportedly non-compliant with the Bylaws and defective. On March 24, 2024, Braemar brought suit against Blackwells Capital, Blackwells Onshore I LLC, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC, BW Coinvest Management I LLC, Mr. Aintabi and each of Blackwells' nominees in the United States District Court for the Northern District of Texas (the "District Court"), seeking injunctive relief against solicitation of proxies by Blackwells and a declaratory judgment that Blackwells' nomination is invalid due to Blackwells' alleged violations of the Company's Bylaws, and, as a result, Blackwells' slate of purported nominees is invalid and ineligible to stand for election by the Company's stockholders. Ultimately, Blackwells believe the Company's claims have no merit. The outcome of the Company's lawsuit and any related litigation may affect our ability to deliver proxies submitted to us on the WHITE Universal Proxy Card.

BW BLACKWELLS CAPITAL

2

WE BELIEVE ASHFORD HAS BEEN MILKING BRAEMAR

On top of the $31 million paid to Ashford[1] per the advisory agreement, Braemar is paying an additional $30 million per year to Ashford for "additional service fees"

		2013[7][8]	2014[8]	2015[8]	2016[9]	2017[9]	2018[9]	2019[10]	2020[10]	2021[10]	2022[11]	2023[11]
($ in thousands)												
Base Fee		878	8,739	8,648	8,343	8,800	9,424	10,834	9,981	10,806	12,790	13,982
Reimbursable Expenses		53	1,690	1,827	2,798	2,017	2,072	2,289	1,790	2,297	4,653	8,353
Equity Based Compensation		116	2,105	3,592	3,814	(1,683)	6,481	7,404	7,393	9,538	10,601	8,754
Incentive Fee		-	-	3,822	-	-	2,035	-	(678)	-	803	-
Total Advisory Fee		1,047	12,534	17,889	14,955	9,134	20,012	20,527	18,486	22,641	28,847	31,089
Ashford LLC[2]	Insurance claims services and FF&E	-	-	-	-	-	137	135	1,924	7	3	3
Ashford Securities[2]	Broker/dealer and dealer manager fees	-	-	-	-	-	-	-	-	2,393	15,501	6,385
INSPIRE[2]	Audio visual services	-	-	-	-	-	-	560	592	1,001	3,800	4,165
Lismore Capital[2]	Debt placement and related services	-	-	-	-	224	999	1,208	4,093	494	1,387	2,426
OpenKey[3]	Mobile key app	-	-	-	-	10	33	34	38	38	39	41
Premier[2]	Design and construction services	-	-	-	-	-	3,958	10,123	2,849	3,009	9,875	12,652
Pure Wellness[4]	Hypoallergenic premium rooms	-	-	-	-	45	265	194	52	141	150	149
RED[2]	Watersports, ferry and excursion services	-	-	-	-	-	720	946	139	321	525	427
Remington Hotels[2]	Hotel management services	-	-	-	-	-	-	572	1,446	3,243	4,288	3,913
Additional Service Fees		-	-	-	-	279	6,112	13,772	11,133	10,647	35,568	30,161
Est. Cash Management Fee[5]		-	-	-	-	-	-	-	-	-	131	171
Hotel Management Fees[6]		-	-	-	-	-	-	16,324	6,174	10,808	17,277	20,742
Corporate General & Administrative		11,494	3,242	5,134	14,286	8,146	4,237	5,435	6,657	8,717	18,084	13,523
Total Load		**12,541**	**15,776**	**23,023**	**29,241**	**17,559**	**30,361**	**56,058**	**42,450**	**52,813**	**99,907**	**95,686**

BLACKWELLS CAPITAL
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BRAEMAR'S OPERATING LOAD IS OBSCENE

BHR's Load as a Percentage of Market Cap is ~14x the Hotel REIT Peer Average[12]

Operating Load[13] as % of Market Cap[14] by Hotel REIT[15]

Proxy Peer Average:
5.1%
2.2%
2.7%
4.5%
4.7%
4.7%
5.2%
7.3%
9.3%
70.9%
SHO
HST
PEB
XHR
DRH
PK
INN
RLJ
BHR

Operating Load[13] as Percentage of Book Value by Hotel REIT[15]

Proxy Peer Average:
4.7%
2.2%
3.0%
3.8%
5.1%
5.5%
5.6%
5.7%
7.1%
31.6%
SHO
PEB
INN
PK
XHR
DRH
HST
RLJ
BHR

BW BLACKWELLS CAPITAL

4

BRAEMAR'S OPERATING LOAD IS OBSCENE (Cont'd)

BHR's Load as a Percentage of EBITDA is ~2x the Hotel REIT Peer Average[12]

Operating Load[12] as Percentage of EBITDA by Hotel REIT[15]

Peer Average:
29.1%
12.3%
22.7%
24.1%
29.2%
29.7%
30.4%
35.2%
49.3%
59.0%
SHO
HST
INN
PK
PEB
XHR
DRH
RLJ
BHR

Operating Load[13] as Percentage of Revenue Hotel REIT[15]

Peer Average:
7.6%
4.9%
5.9%
7.1%
7.1%
7.2%
7.8%
8.5%
12.6%
12.7%
SHO
PEB
XHR
PK
HST
INN
DRH
RLJ
BHR

BLACKWELLS CAPITAL

5

BRAEMAR'S OPERATING LOAD IS OBSCENE (Cont'd)

BHR's Load per Hotel Room is ~3x the Hotel REIT Peer Average[12]

Operating Load[13] per Hotel Room vs. Hotel REIT Peers[15]

($ in thousands)

Proxy Peer Average:
$7.4
$3.4
$7.1
$7.2
$7.3
$7.6
$7.8
$9.1
$9.5
$22.5
INN
PEB
SHO
PK
XHR
RLJ
HST
DRH
BHR

Operating Load[13] per Hotel vs. Hotel REIT Peers[15]

($ in thousands)

Proxy Peer Average:
$2,715
$515
$1,716
$1,828
$2,264
$2,577
$3,430
$4,442
$4,948
$5,883
INN
RLJ
PEB
XHR
DRH
SHO
PK
HST
BHR

BW BLACKWELLS CAPITAL

6

ENDNOTES AND SOURCES

1. Ashford Hospitality Advisors LLC ("Ashford LLC"), a subsidiary of Ashford Inc. (together with Ashford LLC, "Ashford"), and entities in which Ashford has an interest.
2. 100% owned subsidiary of Ashford Inc. Source: BHR 2018 Form 10-K/A, pg. 24; https://www.sec.gov/Archives/edgar/data/1574085/000110465919025345/a19-9014_110ka.htm and AINC 2023 Form10-K, pg 91; https://www.sec.gov/ix?doc=/Archives/edgar/data/1604738/000160473824000017/ainc-20231231.htm.
3. 77% owned subsidiary of Ashford Inc. Source: AINC 2023 Form 10-K, pg 91; https://www.sec.gov/ix?doc=/Archives/edgar/data/1604738/000160473824000017/ainc-20231231.htm.
4. 70% owned subsidiary of Ashford Inc. Source: AINC 2023 Form 10-K, pg 91; https://www.sec.gov/ix?doc=/Archives/edgar/data/1604738/000160473824000017/ainc-20231231.htm.
5. On September 27, 2022, an agreement was entered into by Ashford Inc., Ashford Trust and Braemar pursuant to which Ashford LLC is to implement cash management strategies. The annual fee is equal to the lesser of (i) 20 bps of the average daily balance of the funds managed by Ashford LLC and (ii) the actual rate of return realized by the cash management strategies; provided that in no event will the cash management fee be less than zero. The calculation shown here is an estimate based on 20 bps of the year-end cash and cash equivalents balance for the year ended December 31, 2023. The 2022 fee is stubbed for the period September 27, 2022 – December 31, 2022. Source: 2023 Form 10-K, pg. 144; https://www.sec.gov/ix?doc=/Archives/edgar/data/1574085/000157408524000033/bhr-20231231.htm.
6. Under hotel management agreements for BHR's hotel properties a monthly hotel management fee equal to the greater of approximately $17,000 per hotel (increased annually based on consumer price index adjustments) or 3% of gross revenues, or in some cases 3.0% to 5.0% of gross revenues, as well as annual incentive management fees, if applicable. The management fee shown are pro forma to remove the portion of management fee to Remington Hotels from 2019 and onwards, which is already included in the additional service fees line item.
7. In 2013, the total advisory service fee incurred was from November 19, 2013 through December 31, 2013 as a result of the spin-off from Ashford Trust. Source: BHR 2013 Form 10-K, p 86; https://www.sec.gov/Archives/edgar/data/1574085/000157408514000026/ahp201310-k.htm.
8. Source: BHR 2015 Form 10-K, pg. 147; https://www.sec.gov/Archives/edgar/data/1574085/000157408516000151/ahp2015q410-k.htm.
9. Source: BHR 2018 Form 10-K, pg. 83, 152,153; https://www.sec.gov/Archives/edgar/data/1574085/000157408519000018/bhr2018q410-k.htm.
10. Source: BHR 2021 Form 10-K, pg. 89, 147, 151; https://www.sec.gov/ix?doc=/Archives/edgar/data/0001574085/000157408522000032/bhr-20211231.htm.
11. Source: BHR 2023 Form 10-K, 90, 144, 147; https://www.sec.gov/ix?doc=/Archives/edgar/data/1574085/000157408524000033/bhr-20231231.htm.
12. Peers from BHR Definitive Proxy, filed on March 28, 2024. Peers include; DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., Park Hotels and Resorts, Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc., and Xenia Hotels & Resorts, Inc. Chatham Lodging Trust has been excluded due size as its revenue is <$500mm and lower budget portfolio; https://www.sec.gov/ix?doc=/Archives/edgar/data/1574085/000157408524000039/bhr-20240328.htm.
13. Note: operating load is the sum of 2023 reported corporate G&A, hotel management & franchise fees, advisory fees, and for BHR, the additional line items charged to Ashford, as defined in endnote 1.
14. Note: market capitalization calculated as of the unaffected date March 28, 2024 from Capital IQ Pro.
15. Source: BHR proxy peers', as defined in endnote 12, respective 2023 Form 10-K Filings.

BW BLACKWELLS CAPITAL
7